SECOND AMENDMENT TO
                             PARTICIPATION AGREEMENT

       THIS SECOND AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Second Amendment") is made and entered into as of the 14th day of March, 1997, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation, (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth on Schedule A hereto (the "Account") and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

                                   WITNESSETH

       WHEREAS, the Trust, the Company and MFS are parties to a Participation Agreement dated April 30, 1996 and amended as of September 3, 1996 (the "Agreement"); and

       WHEREAS, the Trust, the Company and MFS now desire to modify the Agreement to add an additional segregated asset account to which shares of the listed portfolio will be made available.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

       1. Schedule A of the Agreement is hereby deleted and replaced with Schedule A, attached hereto; and

       2. the Agreement, as supplemented by this Second Amendment, is ratified and confirmed; and

       3. this Second Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

       AETNA LIFE INSURANCE AND ANNUITY COMPANY by its authorized officer,

                             By:        /s/ Laurie Estes
                                        ----------------------------------------
                             Title:     Senior Vice President
                                        ----------------------------------------

       MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
       By its authorized officer and not individually,

                             By:        /s/ A. Keith Brodkin
                                        ----------------------------------------
                             Name:      Chairman
                                        ----------------------------------------

                             Title:     Senior Vice President
                                        ----------------------------------------


       MASSACHUSETTS FINANCIAL SERVICES COMPANY
       By its authorized officer,

                             By:        /s/ Arnold D. Scott
                                        ----------------------------------------
                             Title:     Senior Executive Vice President
                                        ----------------------------------------

                                   SCHEDULE A


                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

---------------------------------------------------------------------------------------------------------------------
           Name of Separate
           Account and Date              Policies Funded by Separate Account                Portfolios
  Established by Board of Directors                                                   Applicable to Policies
---------------------------------------------------------------------------------------------------------------------

      Variable Annuity Account B                  Variable Annuity                   World Governments Series
       (Est. October 18, 1976)                                                        Emerging Growth Series
                                                                                        Total Return Series
                                                                                          Research Series
                                                                                           Value Series

---------------------------------------------------------------------------------------------------------------------

      Variable Annuity Account B                  Variable Annuity                    Emerging Growth Series
       (Est. October 18, 1976)                                                            Research Series

---------------------------------------------------------------------------------------------------------------------

                                       3